                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT


                                                                    PERCENTAGE
  NAME OF BUSINESS                   JURISDICTION                  OF OWNERSHIP
  ----------------                   ------------                  ------------
 Xenerex Biosciences                  California                       100%